UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K that YRC Worldwide Inc. (the “Company”) filed with the Securities and Exchange Commission on December 21, 2010 (the “Prior 8-K”), (i) Amendment No. 19 dated as of December 20, 2010 (the “Credit Agreement Amendment”) to the Credit Agreement dated as of August 17, 2007 (as amended, the “Credit Agreement”) and (ii) an amendment dated as of December 20, 2010 and the extension of interest and fee deferrals (the “ABS Amendment”) to the Third Amended and Restated Receivables Purchase Agreement dated as of April 18, 2008 (as amended, the “ABS Facility”) would not be effective until the following conditions were satisfied.

•

The Contribution Deferral Agreement, dated as of June 17, 2009, as amended, supplemented or otherwise modified (the “Contribution Deferral Agreement”), between YRC, Inc., USF Holland, Inc., New Penn Motor Express, Inc. and USF Reddaway Inc. (each a subsidiary of the Company), Central States, Southeast and Southwest Areas Pension Fund, certain other pension funds party thereto and Wilmington Trust Company, as agent is amended to extend the deferral of cash payment of all deferred obligations from December 31, 2010 to May 31, 2011, subject to deferral termination events substantially similar to those under the Credit Agreement.

•	The Teamsters National Freight Industry Negotiating Committee of the International Brotherhood of Teamsters (“TNFINC”) has confirmed that the Credit Agreement Amendment is acceptable.

Contribution Deferral Agreement

On December 30, 2010, the Company entered into Amendment No. 7 to the Contribution Deferral Agreement (the “CDA Amendment”) to extend the deferral of Monthly Amortization Payments and Monthly Interest Payments (each as defined in the Contribution Deferral Agreement) to the earlier of (i) May 31, 2011 (or such later date agreed to by the Supermajority Funds (as defined in the Contribution Deferral Agreement)) and (ii) the occurrence of a Senior Facility Deferred Payment Termination Date.

“Senior Facility Deferred Payment Termination Date” means the earliest of the occurrence of (i) the fifth day following February 28, 2011 (as such date may be extended) unless the AIP Condition has been satisfied on or prior to February 28, 2011 (or such extended date), (ii) the fifth day following March 15, 2011 (as such date may be extended) unless the Documentation Condition has been satisfied on or prior to March 15, 2011 (or such extended date) and (iii) the earlier of (a) the fifth day following the Restructuring Closing Date (as such date may be extended) and (b) the fifth day following May 13, 2011 (as such date may be extended). If the fifth day following the dates above is not a business day, then the Senior Facility Deferred Payment Termination Date will be the immediately following business day. The dates above may be extended by the Majority Funds (as defined in the Contribution Deferral Agreement), but in no event to be later than December 31, 2011.

For purposes of the Contribution Deferral Agreement, the AIP Condition, the Documentation Condition and the Closing Condition have the same meaning as such terms have in the Credit Agreement, except that the Majority Funds must be a party to and approve of the agreement in principle setting forth the material terms of the restructuring/recapitalization of the Company and its subsidiaries, and must approve the final form of documents required to effectuate the restructuring/recapitalization.

Pursuant to the existing terms of the Contribution Deferral Agreement, all previously deferred amounts will become due and payable on December 31, 2011 unless the Majority Funds accelerate the due date upon the occurrence of a Deferred Payment Termination Date (as defined in the Contribution Deferral Agreement).

Clause (i) in the definition of “Deferred Payment Termination Date” was extended from December 31, 2010 to the earlier of (x) May 31, 2011 (unless prior to such date the Supermajority Funds have agreed to continue deferring the Monthly Amortization Payments and Monthly Interest Payments) and (y) the occurrence of a Senior Facility Deferred Payment Termination Date.

IBT Agreement

On September 24, 2010, YRC Inc., USF Holland Inc. and New Penn Motor Express Inc. (each a subsidiary of the Company) entered into the Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies and related Term Sheet/Proposal (the “Restructuring Plan”) with TNFINC.

The Restructuring Plan required the Company (i) on or before December 31, 2010 (or such later date as TNFINC may agree in its sole discretion) (the “Documentation Deadline”) to enter into definitive documentation with respect to and (ii) on or before March 31, 2011 (or such later date as TNFINC may agree in its sole discretion) (the “Closing Deadline”) to consummate a capital transaction that is acceptable to TNFINC.

On December 31, 2010, TNFINC, YRC Inc., USF Holland Inc. and New Penn Motor Express Inc. entered into a Certification and Amendment to TNFINC Term Sheet (the “IBT Amendment”) to extend (i) the Documentation Deadline to March 15, 2011 and (ii) the Closing Deadline to the earlier of (x) May 13, 2011 or (y) the Restructuring Closing Date (as defined in the Credit Agreement) (or, in the case of each of the foregoing clauses (i) and (ii), such later date as TNFINC may agree in its sole discretion) (the “Extension Period”).

Unless TNFINC otherwise agrees, the Extension Period and the wage, work rule and benefit concessions set forth in the Restructuring Plan (the “Concessions”) will terminate if any of the following events occur:

•

The Company enters into an effective amendment, modification or waiver to the Credit Agreement without the consent of TNFINC that either (i) grants additional collateral to the lenders under the Credit Agreement or (ii) requires the Company to make incremental payments of interest, fees or principal to the lenders under the Credit Agreement (in the case of (i) and (ii), which was not required by the terms of the Credit Agreement as of December 31, 2010).

•	The lenders under the ABS Facility do not fund the Company’s borrowing requests in accordance with the terms of the ABS Facility and past practice.

•

The occurrence of a material Event of Default (as defined in the Credit Agreement) or a material Servicer Default (as defined in the ABS Facility) that has not been cured or waived under the terms of the Credit Agreement or the ABS Facility, that results in a material adverse action or exercise of remedies by the lenders under the Credit Agreement or the ABS Facility, as applicable, against the Company or its subsidiaries; provided, that TNFINC must give five business days prior written notice to the Company of its election to terminate the extensions.

•	The lenders under the Credit Agreement have demanded payment of principal and interest upon the occurrence of an event of default under the Credit Agreement.

•	The Company’s board of directors authorizes an in-court restructuring for the Company or its subsidiaries or a petition is filed by a third party for an in-court restructuring.

•

The lenders under the Credit Agreement or the ABS Facility have terminated their existing deferral of fees and interest under the Credit Agreement or the ABS Facility; provided, that TNFINC must give five business days prior written notice to the Company of its election to terminate the extensions.

Pursuant to the existing terms of the Restructuring Plan, upon termination of the Concessions, the Company will owe TNFINC, on behalf of and for the benefit of the IBT members, an amount equal to the Concessions that had in fact benefitted the Company and its subsidiaries. Except as modified by the IBT Amendment, all of TNFINC’s rights under the Restructuring Plan remain in full force and effect.

Credit Agreement and ABS Facility

The administrative agent under the Credit Agreement and the ABS Facility has confirmed that the conditions precedent have been satisfied and the Credit Agreement Amendment and the ABS Amendment became effective on December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: January 3, 2011	By:	/s/ Jeff P. Bennett
Jeff P. Bennett
Vice President – Legal, Assistant General Counsel and Assistant Secretary

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